UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2005

BANCFIRST CORPORATION

(Exact name of registrant as specified in its charter)

OKLAHOMA	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Broadway, Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 270-1086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 24, 2005, director Tom H. McCasland, Jr. submitted his resignation to the Company’s board of directors to be effective immediately. Mr. McCasland’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies, or practices.

On February 24, 2005, the board of directors of the Company elected Tom H. McCasland, III as a director of the Board. Mr. McCasland accepted the position effective immediately. Mr. McCasland will replace Tom H. McCasland, Jr. as a director. Mr. McCasland’s term as a director will expire at the annual meeting of shareholders on May 26, 2005 or until his successor is elected and has qualified. Mr. McCasland currently serves as President of Mack Energy.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCFIRST CORPORATION
(Registrant)

Date: March 1, 2005	/s/ Randy P. Foraker
(Signature)
Randy P. Foraker
Executive Vice President
Chief Risk Officer
Assistant Secretary/Treasurer
(Principal Accounting Officer)